Exhibit 1.1

Execution Version

GILEAD SCIENCES, INC.

$500,000,000 1.950% SENIOR NOTES DUE 2022

$750,000,000 2.500% SENIOR NOTES DUE 2023

$1,250,000,000 2.950% SENIOR NOTES DUE 2027

$750,000,000 4.000% SENIOR NOTES DUE 2036

$1,750,000,000 4.150% SENIOR NOTES DUE 2047

Underwriting Agreement

September 15, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

as Representatives of the

several Underwriters

listed in Schedule 1 hereof

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Gilead Sciences, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan”) are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 1.950% Senior Notes due 2022 (the “2022 Notes”), $750,000,000 principal amount of its 2.500% Senior Notes due 2023 (the “2023 Notes”), $1,250,000,000 principal amount of its 2.950% Senior Notes due 2027 (the “2027 Notes”), $750,000,000 principal amount of its 4.000% Senior Notes due 2036 (the “2036 Notes”) and $1,750,000,000 principal amount of its 4.150% Senior Notes due 2047 (the “2047 Notes” and, together with the 2022 Notes, the 2023 Notes, the 2027 Notes and the 2036 Notes, the “Securities”).

The Securities will be issued pursuant to an Indenture dated as of March 30, 2011 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of September 20, 2016 (together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-194298), including a prospectus, relating to the Securities. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it became effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:00 p.m. New York City time on the date hereof (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 15, 2016, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2.    Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.419% of the aggregate principal amount of the 2022 Notes, 99.246% of the aggregate principal amount of the 2023 Notes, 99.524% of the aggregate principal amount of the 2027 Notes, 98.555% of the aggregate principal amount of the 2036 Notes and 98.408% of the aggregate principal amount of the 2047 Notes, in each case, plus accrued interest, if any, from September 20, 2016 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)    Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834 at 10:00 A.M. New York City time on September 20, 2016, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date”.

(d)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the respective accounts of the several Underwriters of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the offices of Latham & Watkins LLP set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)    The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the Registration Statement, (v) the documents listed on Annex B hereto, including a term sheet substantially in the form of Annex C hereto, which constitute part of the Time of Sale Information and (vi) any electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby. The related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein. The interactive data in eXtensible Business Reporting Language of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein (i) there has been no material adverse change in the business, financial condition, prospects or in the earnings of the Company and its subsidiaries considered as one enterprise, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock not described in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)    Organization and Good Standing. Each of the Company and Gilead Biopharmaceutics Ireland UC, an unlimited company organized under the laws of the Republic of Ireland (“Gilead Biopharmaceutics”), Gilead Pharmasset LLC, a Delaware limited liability company (“Gilead Pharmasset”), and Gilead Ireland Research UC, an unlimited company organized under the laws of the Republic of Ireland (together with Gilead Biopharmaceutics and Gilead Pharmasset, the “Significant Subsidiaries”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, chartered or organized, with the corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except, in each case, where the failure so to qualify or to be in good standing would not have a Material Adverse Effect (as defined below). The Significant Subsidiaries are the only significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company. As used herein, “Material Adverse Effect” means a material adverse effect on the business or financial condition of the Company and its subsidiaries, considered as one enterprise.

(i)    Capitalization. The capitalization of the Company as of June 30, 2016, is as set forth in the Time of Sale Information and the Prospectus in the column entitled “Actual” under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest, as applicable, of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus. There are no persons with registration rights or other similar rights to have any securities included in any registration statement filed pursuant to a registration agreement or in any offering made pursuant to such registration statement. All the issued and outstanding shares of capital stock or other equity interest, as applicable, of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as may be otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock or other equity interest, as applicable, of the Significant Subsidiaries are owned by the Company either directly or through a wholly-owned subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest, as applicable, of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of any Significant Subsidiary.

(j)    The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act, and when duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity.

(k)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)    The Securities. The Securities have been duly authorized by the Company, and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price as provided in this Agreement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights and remedies generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity. At the Closing Date, the Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

(m)    Descriptions of the Transaction Documents. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n)    No Violation and No Conflicts. The Company is not in violation of its Restated Certificate of Incorporation, as amended as of the date of this Agreement (the “Certificate of Incorporation”), or its Amended and Restated Bylaws, as amended as of the date of this Agreement (the “Bylaws”). No Significant Subsidiary is in violation of its certificate of incorporation, by-laws or equivalent, each as amended as of the date of this Agreement. Neither the Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not contravene any provision of (i) the Certificate of Incorporation or the Bylaws, (ii) any agreement or other instrument binding upon the Company or its business or assets that is material to the financial condition of the Company and its subsidiaries, considered as one enterprise, (iii) applicable law or (iv) any judgment, order, decree of any governmental body, agency or court having jurisdiction over the Company or its business or assets.

(o)    No Consents Required. No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or in connection with the offering, issuance and sale of the Securities, except (A) such as have been already obtained or will have been obtained prior to the Closing Date and (B) as may be required under the Securities Act or the Trust Indenture Act, in each case with respect to transactions contemplated by the Indenture.

(p)    Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Time of Sale Information and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(q)    Independent Accountants. Ernst & Young, LLP, independent registered public accounting firm, which has audited certain consolidated financial statements of the Company and its consolidated subsidiaries to be incorporated by reference in the Prospectus, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)    Title to Intellectual Property. The Company and the Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) which in each case are material to the financial condition of the Company and its subsidiaries considered as one enterprise and, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Significant Subsidiary has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(s)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(t)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for such failures to pay or to file as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration

Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect.

(u)    Licenses and Permits. The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from (collectively, the “Governmental Permits”), and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Permits which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(v)    Compliance With Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, the “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, the “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(w)    Hazardous Substances. Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling and transportation of hazardous or toxic materials; the Company and each of its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and Environmental Laws and regulations to conduct their respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except for any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not, singly or in the aggregate, result in a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus.

(x)    Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any trade or business which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and excluding transactions that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except to the extent that any such accumulated funding deficiency could not reasonably be expected to result in a Material Adverse Effect; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(y)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z)    Accounting Controls. The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(aa)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and consistent with sound business practice.

(bb)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)    Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the government of the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(dd)    No Restrictions on Subsidiaries. No Significant Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interest, as applicable, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus and except as would not result in a Material Adverse Effect.

(ee)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ff)     No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)    Status Under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without any exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the

Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)    Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)    Clear Market. During the period from the date hereof through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)    No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to, or participated in the planning of use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the

Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief financial officer of the Company or another senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives and the board of directors of the Company, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)    Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h)    Opinion of General Counsel for the Company. The General Counsel of the Company shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)     No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each Significant Subsidiary and the Company’s good standing as a foreign corporation in California, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

In addition, the several obligations of the Underwriters to purchase the Securities hereunder are subject to the delivery to the Underwriters on the Closing Date, if any, of such other documents as the Underwriters may reasonably request with respect to: (1) the good standing of the Company; and (2) the due authorization, execution, authentication and issuance of the Securities to be sold on the Closing Date and matters related thereto, respectively.

7.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the information contained in the seventh paragraph of the Preliminary Prospectus and the Prospectus under the heading “Underwriting.”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request, and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover the prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the NASDAQ Global Select Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including any exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities, if applicable; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Merrill Lynch or J.P. Morgan on behalf of the Underwriters, and any such action taken by Merrill Lynch or J.P. Morgan shall be binding upon the Underwriters.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (fax: (212) 901-7881); Attention: High Grade Debt Capital Markets Transaction Management/Legal and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081); Attention: Investment Grade Syndicate Desk, 3rd Floor; with a copy to Latham & Watkins LLP, 885 Third Ave, New York, NY 10022 (fax: (212) 751-4864); Attention: Greg Rodgers. Notices to the Company shall be given to it at 333 Lakeside Drive, Foster City, California 94404 (fax: (650) 578-9264); Attention: Chief Financial Officer and General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (fax: (917) 777-3497); Attention: Stacy J. Kanter.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. THE COMPANY AGREES THAT ANY SUIT OR PROCEEDING ARISING IN RESPECT OF THIS AGREEMENT OR THE UNDERWRITERS’ ENGAGEMENT WILL BE TRIED EXCLUSIVELY IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF, AND TO VENUE IN, SUCH COURTS.

(d)    WAIVER OF TRIAL BY JURY. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)    Patriot Act. In accordance with the requirements of the U.S. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GILEAD SCIENCES, INC.

By	/s/ Brett Pletcher
Title:	Executive Vice President and General Counsel

Accepted as of the date set forth above:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By	/s/ Doug Muller
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By	/s/ Maria Sramek
Authorized Signatory

Schedule 1

Underwriters	Principal Amount of 2022 Notes	Principal Amount of 2023 Notes	Principal Amount of 2027 Notes	Principal Amount of 2036 Notes	Principal Amount of 2047 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$108,750,000	$163,125,000	$271,875,000	$163,125,000	$380,625,000
J.P. Morgan Securities LLC	$108,750,000	$163,125,000	$271,875,000	$163,125,000	$380,625,000
Barclays Capital Inc.	$33,750,000	$50,625,000	$84,375,000	$50,625,000	$118,125,000
Goldman, Sachs & Co.	$33,750,000	$50,625,000	$84,375,000	$50,625,000	$118,125,000
Wells Fargo Securities, LLC	$33,750,000	$50,625,000	$84,375,000	$50,625,000	$118,125,000
HSBC Securities (USA) Inc.	$33,750,000	$50,625,000	$84,375,000	$50,625,000	$118,125,000
Mizuho Securities USA Inc.	$33,750,000	$50,625,000	$84,375,000	$50,625,000	$118,125,000
SMBC Nikko Securities America, Inc.	$33,750,000	$50,625,000	$84,375,000	$50,625,000	$118,125,000
Citigroup Global Markets Inc.	$12,500,000	$18,750,000	$31,250,000	$18,750,000	$43,750,000
Morgan Stanley & Co. LLC	$12,500,000	$18,750,000	$31,250,000	$18,750,000	$43,750,000
MUFG Securities Americas Inc.	$12,500,000	$18,750,000	$31,250,000	$18,750,000	$43,750,000
RBC Capital Markets, LLC	$12,500,000	$18,750,000	$31,250,000	$18,750,000	$43,750,000
U.S. Bancorp Investments, Inc.	$12,500,000	$18,750,000	$31,250,000	$18,750,000	$43,750,000
Lazard Frères & Co. LLC	$12,500,000	$18,750,000	$31,250,000	$18,750,000	$43,750,000
Evercore Group L.L.C.	$2,500,000	$3,750,000	$6,250,000	$3,750,000	$8,750,000
The Williams Capital Group, L.P.	$2,500,000	$3,750,000	$6,250,000	$3,750,000	$8,750,000

Total	$500,000,000	$750,000,000	$1,250,000,000	$750,000,000	$1,750,000,000

September 20, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

            as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Ave.

New York, NY 10179

RE:	Gilead Sciences, Inc. – Offering of Senior Notes

Ladies and Gentlemen:

We have acted as special counsel to Gilead Sciences, Inc., a Delaware corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated September 15, 2016 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $500,000,000 aggregate principal amount of the Company’s 1.950% Senior Notes due 2022 (the “2022 Notes”), (b) $750,000,000 aggregate principal amount of the Company’s 2.500% Senior Notes due 2023 (the “2023 Notes”), (c) $1,250,000,000 aggregate principal amount of the Company’s 2.950% Senior Notes due 2027 (the “2027 Notes”), (d) $750,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2036 (the “2036 Notes”) and (e) $1,750,000,000 aggregate principal amount of the Company’s 4.150% Senior Notes due 2047 (together with the 2022 Notes, the 2023 Notes, the 2027 Notes and the 2036 Notes, the “Securities”) to be issued under the Indenture, dated as of March 30, 2011 (the “Base Indenture”), and as supplemented by the Sixth Supplemental Indenture, dated as of September 20, 2016 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This opinion is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement. Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Agreements (as defined below) or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-3 (File No. 333-194298) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, including the Incorporated Documents (as defined below), being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated March 4, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the preliminary prospectus supplement, dated September 15, 2016 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)    the prospectus supplement, dated September 15, 2016 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)    the documents described on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus, as of the date hereof, or the Preliminary Prospectus, as of the date of the Underwriting Agreement (collectively, the “Incorporated Documents”);

(f)    an executed copy of the Underwriting Agreement;

(g)    the global certificates evidencing the Securities (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(h)    an executed copy of the Base Indenture;

(i)    an executed copy of the Sixth Supplemental Indenture;

(j)    an executed copy of a certificate of Robin L. Washington, Executive Vice President and Chief Financial Officer of the Company, and Brett Pletcher, Executive Vice President, General Counsel and Secretary of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Officers’ Certificate”);

(k)    an executed copy of a certificate of Brett Pletcher, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(l)    a copy of the Company’s restated certificate of incorporation, as in effect on March 30, 2011, certified by the Secretary of State of the State of Delaware as of March 22, 2011, and certified pursuant to the Secretary’s Certificate;

(m)    a copy of the Company’s restated certificate of incorporation and a copy of the Company’s amendment to certificate of incorporation, as in effect on the date hereof, certified by the Secretary of State of the State of Delaware as of September 15, 2016, and certified pursuant to the Secretary’s Certificate;

(n)    a copy of the Company’s bylaws, as amended and in effect as of March 30, 2011, certified pursuant to the Secretary’s Certificate;

(o)    a copy of the Company’s bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(p)    a copy of certain resolutions of the Board of Directors of the Company, adopted on January 20, 2011, certified pursuant to the Secretary’s Certificate;

(q)    copies of certain resolutions of the Board of Directors of the Company, adopted on May 11, 2016, and certain resolutions of the Offering Committee thereof, adopted on September 8, 2016, each certified pursuant to the Secretary’s Certificate;

(r)    an executed copy of a pricing certificate of Robin L. Washington, Chief Financial Officer of the Company, dated September 15, 2016;

(s)    a copy of a certificate, dated September 15, 2016, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware (collectively, the “Delaware Certificate”);

(t)    a copy of a certificate, dated the date hereof, from the Secretary of State of the State of California as to the qualification of the Company to transact intrastate business in such jurisdiction (the “Foreign Qualification Certificate”); and

(u)    the Scheduled Contracts (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Officers’ Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware (the “DGCL”).

The Underwriting Agreement, the Note Certificates and the Indenture are referred to herein collectively as the “Transaction Agreements.” As used herein: “Organizational Documents” means those documents listed in paragraphs (m) and (o) above. “Scheduled Contracts” means those agreements or instruments described on Schedule B hereto. “Scheduled Orders” means those orders or decrees described on Schedule C hereto. “General Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the document identified on Schedule D hereto.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    Based solely on our review of the Delaware Certificate, the Company is duly incorporated and is validly existing and in good standing under the DGCL.

2.    Based solely on our review of the Foreign Qualification Certificate, the Company is qualified to transact intrastate business in the State of California, as of the latest date identified on the Foreign Qualification Certificate.

3.    The Company has the corporate power and authority under the DGCL to conduct its lawful business and own and lease its properties, in each case as described in the Prospectus, and to execute and deliver each of the Transaction Agreements and to consummate the issuance and sale of the Securities contemplated thereby.

4.    Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the DGCL.

5.    The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

6.    Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order or (iv) violates the DGCL or any law, rule or regulation of the State of New York or the United States of America.

7.    Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

8.    The Note Certificates have been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

9.    The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10.    The statements in the Prospectus and the General Disclosure Package under the captions “Description of Debt Securities” and “Description of the Notes” other than under the caption “Book-Entry; Delivery and Form of Notes,” insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificates, fairly summarize such provisions in all material respects.

The opinions stated herein are subject to the following qualifications:

(a)    the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)    except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)    except to the extent expressly stated in paragraph 9 above, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e)    except to the extent expressly stated in the opinions contained herein with respect to the Company, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(f)    except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(g)    we do not express any opinion with respect to whether the execution or delivery of any Transaction Agreement by the Company, or the performance by the Company of its obligations under any Transaction Agreement, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(h)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation or waiver that may be contrary to public policy or violative of federal or state securities laws;

(i)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(j)    we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement concerning personal jurisdiction over them, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement.

In addition, in rendering the foregoing opinions we have assumed that:

(a)    except to the extent expressly stated in the opinions contained herein with respect to the Company, neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(b)    in rendering the opinion set forth in paragraph 8 above, we have assumed that the Trustee’s certificates of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers.

This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

SJK

Schedule A

Incorporated Documents

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed by the Company with the Commission on February 24, 2016.

2.	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed by the Company with the Commission on May 6, 2016 and August 5, 2016, respectively.

3.	Definitive Proxy Statement for the 2016 Annual Meeting of the Company’s Stockholders filed by the Company with the Commission on March 28, 2016.

4.	Current Reports on Form 8-K filed by the Company with the Commission on February 3, 2016, March 11, 2016, May 17, 2016, May 25, 2016 and August 23, 2016 respectively.

5.	Registration Statement on Form 8-A filed by the Company with the Commission on December 16, 1991.

6.	Registration Statement on Form 8-A/A filed by the Company with the Commission on October 31, 2003.

Schedule B

Scheduled Contracts

1)	Indenture related to Senior Notes, dated as of March 30, 2011, between the Company and Wells Fargo, National Association, as Trustee

2)	First Supplemental Indenture related to Senior Notes, dated as of March 30, 2011, between the Company and Wells Fargo, National Association, as Trustee (including form of Senior Notes)

3)	Second Supplemental Indenture related to Senior Notes, dated as of December 13, 2011, between the Company and Wells Fargo, National Association, as Trustee (including Form of 2014 Note, Form of 2016 Note, Form of 2021 Note, Form of 2041 Note)

4)	Third Supplemental Indenture related to Senior Notes, dated as of March 7, 2014, between the Company and Wells Fargo, National Association, as Trustee (including Form of 2019 Note, Form of 2024 Note and Form of 2044 Note)

5)	Fourth Supplemental Indenture related to Senior Notes, dated as of November 17, 2014, between the Company and Wells Fargo, National Association, as Trustee (including Form of 2020 Note, Form of 2025 Note and Form of 2045 Note)

6)	Fifth Supplemental Indenture related to Senior Notes, dated as of September 14, 2015, between the Company and Wells Fargo, National Association, as Trustee (including Form of 2018 Note, Form of 2020 Note, Form of 2022 Note, Form of 2026 Note, Form of 2035 Note, and Form of 2046 Note)

7)	Confirmation of OTC Warrant Transaction, dated July 26, 2010, between the Company and Goldman, Sachs & Co. for warrants expiring in 2016

8)	Confirmation of OTC Warrant Transaction, dated July 26, 2010, between the Company and JPMorgan Chase Bank, National Association for warrants expiring in 2016

9)	Confirmation of OTC Additional Warrant Transaction, dated August 5, 2010, between the Company and Goldman, Sachs & Co. for warrants expiring in 2016

10)	Confirmation of OTC Additional Warrant Transaction, dated August 5, 2010, between the Company and JPMorgan Chase Bank, National Association for warrants expiring in 2016

11)	Amendment to Base Warrants (2016), dated May 8, 2015, between the Company and Goldman, Sachs & Co.

12)	Amendment to Base Warrants (2016), dated May 8, 2015, between the Company and JPMorgan Chase Bank, National Association

Schedule C

Scheduled Orders

None.

Schedule D

General Disclosure Package

Pricing Term Sheet, being Annex C to the Underwriting Agreement, dated September 15, 2016, as filed by the Company with the Commission on September 16, 2016.

Exhibit A

Officers’ Certificate

September 20, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Ave.

New York, NY 10179

RE:	Gilead Sciences, Inc. - Offering of Senior Notes

Ladies and Gentlemen:

We have acted as special counsel to Gilead Sciences, Inc., a Delaware corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated September 15, 2016 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $500,000,000 aggregate principal amount of the Company’s 1.950% Senior Notes due 2022 (the “2022 Notes”), (b) $750,000,000 aggregate principal amount of the Company’s 2.500% Senior Notes due 2023 (the “2023 Notes”), (c) $1,250,000,000 aggregate principal amount of the Company’s 2.950% Senior Notes due 2027 (the “2027 Notes”), (d) $750,000,000 aggregate principal

1

amount of the Company’s 4.000% Senior Notes due 2036 (the “2036 Notes”) and (e) $1,750,000,000 aggregate principal amount of the Company’s 4.150% Senior Notes due 2047 (together with the 2022 Notes, the 2023 Notes, the 2027 Notes and the 2036 Notes, the “Securities”) to be issued under the Indenture, dated as of March 30, 2011 (the “Base Indenture”), and as supplemented by the Sixth Supplemental Indenture, dated as of September 20, 2016 (together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.

This letter is being furnished to you pursuant to Section 6(g) of the Underwriting Agreement. Neither the delivery of this letter nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-194298) of the Company relating to the Securities and other securities of the Company filed on March 4, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”), and (i) the prospectus, dated March 4, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (ii) the preliminary prospectus supplement, dated September 15, 2016 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and (iii) the prospectus supplement, dated September 15, 2016 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus or the Preliminary Prospectus, as the case may be, as of the date hereof or as of the Applicable Time (as defined below), respectively (collectively, the “Incorporated Documents”), the “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations) identified on Schedule B hereto relating to the Securities (the “Free Writing Prospectus”) and such other documents as we deemed appropriate. Assuming the accuracy of the representations and warranties of

2

the Company set forth in Section 3(d) and 3(gg) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations and, pursuant to Section 309 of the Trust Indenture Act of 1939, the Base Indenture has been qualified under the Trust Indenture Act of 1939, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Disclosure Package (as defined below) and related matters were discussed. We did not participate in the preparation of the Incorporated Documents but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in (i) paragraph 10 of our opinion to you dated the date hereof and (ii) our opinion to you dated the date hereof regarding tax matters described under the caption “Certain United States Federal Income Tax Considerations” in the Prospectus).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded

3

therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means 5:00 p.m. (Eastern time) on September 15, 2016 and (iii) “Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the Free Writing Prospectus.

This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert the rights of an Underwriter in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

SJK

4

Schedule A

Incorporated Documents

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed by the Company with the Commission on February 24, 2016.

2.	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed by the Company with the Commission on May 6, 2016 and August 5, 2016, respectively.

3.	Definitive Proxy Statement for the 2016 Annual Meeting of the Company’s Stockholders filed by the Company with the Commission on March 28, 2016.

4.	Current Reports on Form 8-K filed by the Company with the Commission on February 3, 2016, March 11, 2016, May 17, 2016, May 25, 2016 and August 23, 2016 respectively.

5.	Registration Statement on Form 8-A filed by the Company with the Commission on December 16, 1991.

6.	Registration Statement on Form 8-A/A filed by the Company with the Commission on October 31, 2003.

Schedule B

Free Writing Prospectus

1.	Pricing Term Sheet, being Annex C to the Underwriting Agreement, dated September 15, 2016, as filed by the Company with the Commission on September 16, 2016.

September 20, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Ave.

New York, NY 10179

Re:	Gilead Sciences, Inc. – Offering of Senior Notes

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of Gilead Sciences, Inc., a Delaware corporation (the “Company”), and have served as counsel to the Company in connection with the Underwriting Agreement, dated as of September 15, 2016 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of (a) $500,000,000 aggregate principal amount of the Company’s 1.950% Senior Notes due 2022 (the “2022 Notes”), (b) $750,000,000 aggregate principal amount of the Company’s 2.500% Senior Notes due 2023 (the “2023 Notes”), (c) $1,250,000,000 aggregate principal amount of the Company’s 2.950% Senior Notes due 2027 (the “2027 Notes”), (d) $750,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2036 (the “2036 Notes”) and (e) $1,750,000,000 aggregate principal amount of the Company’s 4.150% Senior Notes due 2047 (together with the 2022 Notes, the 2023 Notes, the 2027 Notes and the 2036 Notes, the “Securities”) to be issued under the Indenture, dated as of March 30, 2011 (the “Base Indenture”), as supplemented prior to the date hereof and as supplemented by the Sixth Supplemental Indenture, dated as of September 20, 2016 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, as supplemented prior to the date hereof, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This letter is being furnished to you pursuant to Section 6(h) of the Underwriting Agreement.

7

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. I have examined, among other things, the following:

(a)    the registration statement on Form S-3 (File No. 333-194298) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, including the Incorporated Documents (as defined below), being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated March 4, 2014 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)     the prospectus supplement, dated September 15, 2016 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)    the documents described on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus, as of the date hereof (collectively, the “Incorporated Documents”);

(e)    an executed copy of the Underwriting Agreement;

(f)    an executed copy of the Base Indenture;

(g)    an executed copy of the Sixth Supplemental Indenture;

(h)    the global certificates evidencing the Securities in the form delivered by the Company to the Trustee for authentication and delivery;

(i)    the written agreements of the Company listed on Exhibit A (the “Identified Documents”); and

(j)    such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions.

The documents described under the foregoing clauses (e) through (h) are referred to herein as the “Transaction Documents.”

As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. I have not independently verified such factual matters.

8

I am opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. My opinions and confirmations herein are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to private offerings of debt securities. Various matters concerning the offering of the Securities are addressed in the opinions and negative assurances letter of Skadden, Arps, Slate, Meagher & Flom LLP, which have been separately provided to you. I express no opinion with respect to those matters.

Whenever a statement in this letter is qualified by “to the best of my knowledge” or a similar phrase, it is intended to indicate that I and the other attorneys of the Company do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference as to my knowledge of any matters pertaining to such statement should be drawn from my representation of the Company. Whenever a statement in this letter is made regarding action taken by me and/or my participation in activities, such references include actions taken and/or participation by attorneys at the Company under my supervision.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1.    The Incorporated Documents (other than the financial statements and the notes thereto, schedules and other financial data included in, incorporated by reference in or omitted from the General Disclosure Package and the Prospectus, as to which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder as in effect at the time of their respective filings.

2.    To the best of my knowledge, the statements in the “Legal Proceedings” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, giving effect to Rule 412 of the Securities Act, as amended, insofar as such statements constitute summaries of the legal matters or proceedings referred to therein, are accurate in all material respects, and to the best of my knowledge, there are no other legal or governmental proceedings pending or threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Prospectus or incorporated by reference therein which are not so described or incorporated by reference.

3.    The execution and delivery by the Company of the Transaction Documents and the issuance and sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement on the date hereof do not contravene any of the Identified Documents.

9

In rendering the opinion in paragraph 3 insofar as it requires interpretation of the Identified Documents, with your consent, (i) I have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with my review, I have applied the laws of the State of California in resolving such questions, although the agreements or instruments binding upon the Company may be governed by other laws which differ from California law, (iii) I express no opinion with respect to the effect of any discretionary action or inaction by the Company under Identified Documents that may result in a breach or default under such agreements or instruments, and (iv) I express no opinion with respect to any matters which would require me to perform a mathematical calculation or make a financial or accounting determination.

This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without my prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

/s/ Brett Pletcher
Brett Pletcher
Executive Vice President and General Counsel

10

SCHEDULE A

INCORPORATED DOCUMENTS

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed by the Company with the Commission on February 24, 2016.

2.	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed by the Company with the Commission on May 6, 2016 and August 5, 2016, respectively.

3.	Definitive Proxy Statement for the 2016 Annual Meeting of the Company’s Stockholders filed by the Company with the Commission on March 28, 2016.

4.	Current Reports on Form 8-K filed by the Company with the Commission on February 3, 2016, March 11, 2016, May 17, 2016, May 25, 2016 and August 23, 2016 respectively.

5.	Registration Statement on Form 8-A filed by the Company with the Commission on December 16, 1991.

6.	Registration Statement on Form 8-A/A filed by the Company with the Commission on October 31, 2003.

EXHIBIT A

IDENTIFIED DOCUMENTS

1)	Agreement and Plan of Merger among the Company, Merger Sub and Pharmasset, Inc., dated as of November 21, 2011

2)	Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended through May 8, 2013

3)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for grants prior to February 2008)

4)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for grants made February 2008 through April 2009)

5)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for grants commencing in May 2009)

6)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for grants commencing in February 2010)

7)	Form of employee stock option agreement used under 2004 Equity Incentive Plan (for 2011 and subsequent year grants)

8)	Form of non-employee director stock option agreement used under 2004 Equity Incentive Plan (for grants prior to 2008)

9)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for initial grants made in 2008)

10)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants made in May 2008 and through May 2012)

11)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants commencing in May 2009 and through May 2012)

12)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants made in May 2013)

13)	Form of non-employee director option agreement (non-U.S.) used under 2004 Equity Incentive Plan (for annual grants made in May 2013)

14)	Form of non-employee director option agreement used under 2004 Equity Incentive Plan (for annual grants made in and after May 2014)

15)	Form of restricted stock unit issuance agreement used under 2004 Equity Incentive Plan (for annual grants to non-employee directors in May 2012)

16)	Form of restricted stock award agreement used under 2004 Equity Incentive Plan (for annual grants to certain non-employee directors prior to May 2012)

17)	Form of restricted stock unit issuance agreement used under 2004 Equity Incentive Plan (for annual grants to non-employee directors commencing in May 2013)

18)	Form of restricted stock unit issuance agreement used under 2004 Equity Incentive Plan (for annual grants to non-employee directors commencing in and after May 2014)

19)	Form of restricted stock unit issuance agreement (non-U.S.) used under 2004 Equity Incentive Plan (for annual grants to non-employee directors commencing in May 2013)

20)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for grants to certain executive officers made in 2009)

21)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for grants to certain executive officers made in 2010)

22)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for grants to certain executive officers made in 2011)

23)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for grants to certain executive officers made in 2012)

24)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for TSR Goals in 2013 and 2014)

25)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for TSR Goals (US) in 2016)

26)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for TSR Goals (US) with Director Retirement Provisions in 2016)

27)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for Revenue Goals in 2013 and 2014)

28)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for Revenue Goals (US) in 2016)

29)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for Revenue Goals (US) with Director Retirement Provisions in 2016)

30)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for TSR Goals - Non-US in 2015)

31)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for TSR Goals - Non-US in 2016)

32)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for Revenue Goals - Non-US in 2015)

33)	Form of performance share award agreement used under the 2004 Equity Incentive Plan (for Revenue Goals - Non-US in 2016)

34)	Form of restricted stock unit issuance agreement used under the 2004 Equity Incentive Plan (for grants to certain executive officers made prior to May 2009)

35)	Form of restricted stock unit issuance agreement used under the 2004 Equity Incentive Plan (for grants to certain executive officers commencing in May 2009)

36)	Form of restricted stock unit issuance agreement used under the 2004 Equity Incentive Plan (service-based vesting for certain executive officers commencing in November 2009)

37)	Form of restricted stock unit issuance agreement used under the 2004 Equity Incentive Plan (service-based vesting for certain executive officers commencing in 2011)

38)	Gilead Sciences, Inc. Employee Stock Purchase Plan, restated on January 22, 2015

39)	Gilead Sciences, Inc. Deferred Compensation Plan-Basic Plan Document

40)	Gilead Sciences, Inc. Deferred Compensation Plan-Adoption Agreement

41)	Addendum to the Gilead Sciences, Inc. Deferred Compensation Plan

42)	Gilead Sciences, Inc. 2005 Deferred Compensation Plan, as amended and restated on October 23, 2008

43)	Gilead Sciences, Inc. Severance Plan, as amended on March 8, 2016

44)	Gilead Sciences, Inc. Corporate Bonus Plan, amended on November 4, 2015

45)	Amended and Restated Gilead Sciences, Inc. Code Section 162(m) Bonus Plan

46)	Offer Letter dated April 16, 2008 between the Company and Robin Washington

47)	Offer Letter dated May 20, 2016 between the Company and Kevin Young

48)	Form of Indemnity Agreement entered into between the Company and its directors and executive officers

49)	Form of Employee Proprietary Information and Invention Agreement entered into between the Company and certain of its officers and key employees

50)	Form of Employee Proprietary Information and Invention Agreement entered into between the Company and certain of its officers and key employees (revised in September 2006)

51)	Amended and Restated Collaboration Agreement by and among the Company, Gilead Holdings, LLC, Bristol-Myers Squibb Company, E.R. Squibb & Sons, L.L.C., and Bristol-Myers Squibb & Gilead Sciences, LLC, dated September 28, 2006

52)	Commercialization Agreement by and between Gilead Sciences Ireland UC (formerly Gilead Sciences Limited) and Bristol-Myers Squibb Company, dated December 10, 2007

53)	Amendment Agreement, dated October 25, 1993, between the Company, the Institute of Organic Chemistry and Biochemistry (IOCB) and Rega Stichting v.z.w. (REGA), together with the following exhibits: the License Agreement, dated December 15, 1991, between the Company, IOCB and REGA (the 1991 License Agreement), the License Agreement, dated October 15, 1992, between the Company, IOCB and REGA (the October 1992 License Agreement) and the License Agreement, dated December 1, 1992, between the Company, IOCB and REGA (the December 1992 License Agreement)

54)	Amendment Agreement between the Company and IOCB/REGA, dated December 27, 2000 amending the 1991 License Agreement and the December 1992 License Agreement

55)	Sixth Amendment Agreement to the License Agreement, between IOCB/REGA and the Company, dated August 18, 2006 amending the October 1992 License Agreement and the December 1992 License Agreement

56)	Seventh Amendment Agreement to the License Agreement, between IOCB/REGA and the Company dated July 1, 2013 amending the October 1992 License Agreement and the December 1992 License Agreement

57)	Exclusive License Agreement between the Company (as successor to Triangle Pharmaceuticals, Inc.), Glaxo Group Limited, The Wellcome Foundation Limited, Glaxo Wellcome Inc. and Emory University, dated May 6, 1999

58)	Royalty Sale Agreement by and among the Company, Emory University and Investors Trust & Custodial Services (Ireland) Limited, solely in its capacity as Trustee of Royalty Pharma, dated July 18, 2005

59)	Amended and Restated License Agreement between the Company, Emory University and Investors Trust & Custodial Services (Ireland) Limited, solely in its capacity as Trustee of Royalty Pharma, dated July 21, 2005

60)	License Agreement between Japan Tobacco Inc. and the Company, dated March 22, 2005

61)	First Amendment to License Agreement between Japan Tobacco Inc. and the Company, dated May 19, 2005

62)	Second Amendment to License Agreement between Japan Tobacco Inc. and the Company, dated May 17, 2010

63)	Third Amendment (Revised) to License Agreement between Japan Tobacco Inc. and the Company, dated June 10, 2015

64)	Fourth Amendment to License Agreement between Japan Tobacco Inc. and the Company, dated July 5, 2011

65)	Amendment to License Agreement between Japan Tobacco Inc. and the Company dated October 10, 2013

66)	Fifth Amendment to License Agreement between Japan Tobacco Inc. and the Company dated September 29, 2014

67)	Amended and Restated Collaboration Agreement by and among Company, Gilead Sciences Ireland UC (formerly Gilead Sciences Limited) and Janssen R&D Ireland, dated December 23, 2014

68)	Master Clinical and Commercial Supply Agreement between Gilead World Markets, Limited, the Company and Patheon Inc., dated January 1, 2003

69)	Restated and Amended Toll Manufacturing Agreement between Gilead Sciences Ireland UC (formerly Gilead Sciences Limited), the Company and Takeda GmbH (formerly Nycomed GmbH and Altana Pharma Oranienburg GmbH), dated November 7, 2005

Annex B

a. Time of Sale Information

Term sheet containing the terms of the Securities, substantially in the form of Annex C.

Annex C

PRICING TERM SHEET

See attached

Filed Pursuant to Rule 433

Registration No. 333-194298

GILEAD SCIENCES, INC.

PRICING TERM SHEET

Dated September 15, 2016

Issuer:	Gilead Sciences, Inc.

Title of Securities:

1.950% Senior Notes due 2022 (the “2022 Notes”)

2.500% Senior Notes due 2023 (the “2023 Notes”)

2.950% Senior Notes due 2027 (the “2027 Notes”)

4.000% Senior Notes due 2036 (the “2036 Notes”)

4.150% Senior Notes due 2047 (the “2047 Notes”)

Principal Amount:	2022 Notes: $500,000,000 2023 Notes: $750,000,000 2027 Notes: $1,250,000,000 2036 Notes: $750,000,000 2047 Notes: $1,750,000,000

Trade Date:	September 15, 2016

Original Issue Date (Settlement Date):	September 20, 2016

Maturity Date:	2022 Notes: March 1, 2022 2023 Notes: September 1, 2023 2027 Notes: March 1, 2027 2036 Notes: September 1, 2036 2047 Notes: March 1, 2047

Interest Rate:	2022 Notes: 1.950% 2023 Notes: 2.500% 2027 Notes: 2.950% 2036 Notes: 4.000% 2047 Notes: 4.150%

Price to Public:	2022 Notes: 99.769% 2023 Notes: 99.646% 2027 Notes: 99.974% 2036 Notes: 99.430% 2047 Notes: 99.283%

Yield to Maturity:	2022 Notes: 1.995% 2023 Notes: 2.556% 2027 Notes: 2.953% 2036 Notes: 4.042% 2047 Notes: 4.192%

Spread to Benchmark Treasury:	2022 Notes: 80 basis points 2023 Notes: 105 basis points 2027 Notes: 125 basis points 2036 Notes: 157 basis points 2047 Notes: 172 basis points

Benchmark Treasury:	2022 Notes: 1.125% due August 31, 2021 2023 Notes: 1.375% due August 31, 2023 2027 Notes: 1.500% due August 15, 2026 2036 Notes: 2.500% due May 15, 2046 2047 Notes: 2.500% due May 15, 2046

Benchmark Treasury Price /Yield:	2022 Notes: 99-21 1⁄4 / 1.195% 2023 Notes: 99-04+ / 1.506% 2027 Notes: 98-05 / 1.703% 2036 Notes: 100-18+ / 2.472% 2047 Notes: 100-18+ / 2.472%

Interest Payment Dates:

2022 Notes: March 1 and September 1, commencing March 1, 2017

2023 Notes: March 1 and September 1, commencing March 1, 2017

2027 Notes: March 1 and September 1, commencing March 1, 2017

2036 Notes: March 1 and September 1, commencing March 1, 2017

2047 Notes: March 1 and September 1, commencing March 1, 2017

Make-Whole Call:

2022 Notes: At any time prior to February 1, 2022 at a discount rate of Treasury plus 12.5 basis points;

2023 Notes: At any time prior to July 1, 2023 at a discount rate of Treasury plus 15 basis points;

2027 Notes: At any time prior to December 1, 2026 at a discount rate of Treasury plus 20 basis points;

2036 Notes: At any time prior to March 1, 2036 at a discount rate of Treasury plus 25 basis points;

2047 Notes: At any time prior to September 1, 2046 at a discount rate of Treasury plus 25 basis points;

Par Call:	2022 Notes: On or after February 1, 2022 2023 Notes: On or after July 1, 2023 2027 Notes: On or after December 1, 2026 2036 Notes: On or after March 1, 2036 2047 Notes: On or after September 1, 2046

CUSIP / ISIN:	2022 Notes: 375558 BH5 / US375558BH51 2023 Notes: 375558 BL6 / US375558BL63 2027 Notes: 375558 BM4 / US375558BM47 2036 Notes: 375558 BJ1 / US375558BJ18 2047 Notes: 375558 BK8 / US375558BK80

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

J.P. Morgan Securities LLC

Barclays Capital Inc. (2036 Notes, 2047 Notes)

Goldman, Sachs & Co. (2036 Notes, 2047 Notes)

Wells Fargo Securities, LLC (2036 Notes, 2047 Notes)

HSBC Securities (USA) Inc. (2022 Notes, 2023 Notes, 2027 Notes)

Mizuho Securities USA Inc. (2022 Notes, 2023 Notes, 2027 Notes)

SMBC Nikko Securities America, Inc. (2022 Notes, 2023 Notes, 2027 Notes)

Co-Managers:

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

Lazard Frères & Co. LLC

Evercore Group L.L.C.

The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or calling J.P. Morgan Securities LLC at 1-212-834-4533.

This pricing term sheet supplements the Preliminary Prospectus Supplement issued by Gilead Sciences, Inc. on September 15, 2016 relating to its Prospectus dated March 4, 2014.